EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Star Equity Holdings, Inc.
Old Greenwich, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-248872), Form S-3 (No. 333-203785) and Form S-8 (Nos. 333-250177, 333-228214, 333-196562, 333-175986, and 333-116345) of Star Equity Holdings, Inc. of our report dated March 29, 2021, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding restatement to correct 2019 misstatement.

/s/ BDO USA, LLP
San Diego, California
March 29, 2021